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                                                                  Exhibit 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report related to the audit of Metalsite as a Component of Weirton Steel Corporation for the period January 1, 1998 to November 15, 1998 and for the year ended December 31, 1997 (and to all references to our Firm in this regard) included in or made part of this registration statement.

Arthur Andersen, LLP

Pittsburgh, Pennsylvania
April 12, 2000